PROS Holdings, Inc. Announces Appointment of John Strosahl to Board of Directors

HOUSTON, December 2, 2024 – PROS Holdings, Inc. (NYSE: PRO), a leading provider of AI-powered SaaS pricing, CPQ, revenue management and digital offer marketing solutions, today announced the appointment of John Strosahl to its Board of Directors effective December 2, 2024. Strosahl joins the Board as an independent director.

An accomplished executive, Strosahl brings to the Board more than 20 years of executive management and business development experience. He is highly skilled in driving expansion and revenue growth globally for B2B and B2C organizations spanning SaaS, eCommerce, Cloud and Web Services.

Strosahl currently serves as CEO of Jamf, the market leader in Apple device management and security. He has held numerous executive positions within the company since joining in 2015. Prior to his time at Jamf, Strosahl led eBay’s B2C business in North America. He also spent 10 years at Digital River where he served as EVP and General Manager of the Commerce Business Unit, and SVP and GM of Europe.

“John is a fantastic addition to the PROS Board,” said Bill Russell, PROS Non-Executive Chairman. “His perspective and experience in driving sustainable revenue strategies will be invaluable in supporting our plans to create long-term value for our shareholders.”

“We are honored to welcome John to the PROS Board,” said PROS President and CEO Andres Reiner. “John’s invaluable career experience spanning digital sales and ecommerce for both B2B and B2C organizations globally will be instrumental in driving our vision to optimize every shopping and selling experience.”

“I am excited to join the PROS Board and contribute to its next phase of growth,” said Strosahl. “PROS is a pioneer in AI and continues to push the boundaries on innovation to capitalize on the market opportunities presented by businesses embracing digital and self-serve sales motions. I look forward to collaborating with a talented team to deliver sustainable, impactful outcomes for all stakeholders.”

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of AI-powered SaaS pricing, CPQ, revenue management, and digital offer marketing solutions. Its vision is to optimize every shopping and selling experience. With nearly 40 years of industry expertise and a proven track record of success, PROS helps B2B and B2C companies across the globe, in a variety of industries, including airlines, manufacturing, distribution, and services, drive profitable growth. The PROS Platform leverages AI to provide real-time predictive insights that enable businesses to drive revenue and margin improvements. To learn more about PROS and our innovative SaaS solutions, please visit our website at www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our outlook; expectations; ability to achieve future growth and profitability goals; management's confidence and optimism; and positioning. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (b) the macroeconomic environment and geopolitical uncertainty and events, (c) increasing business from customers, maintaining subscription renewal rates and capturing customer IT spend, (d) managing our growth and profit objectives effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales and lengthy sales cycles, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees and competition for talent, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security, data localization and AI laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, and (v) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com

PROS Media Contact
Amy Williams
+1 713-335-5916
awilliams@pros.com